Exhibit 10.2

SEVENTH AMENDMENT AND JOINDER
TO THE
THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This SEVENTH AMENDMENT AND JOINDER TO THE THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of November 6, 2012, is entered into by and among the following parties:
(i)CARDINAL HEALTH FUNDING, LLC, a Nevada limited liability company (the “Seller”);
(ii)GRIFFIN CAPITAL, LLC, a Nevada limited liability company (“Griffin” and, together with the Seller, the “Seller Parties” and each, a “Seller Party”);
(iii)WELLS FARGO BANK, N.A. (“WF”) as a Financial Institution and as the Managing Agent for WF’s Purchaser Group;
(iv)LIBERTY STREET FUNDING LLC (“Liberty Street”), as a Conduit;
(v)THE BANK OF NOVA SCOTIA (“BNS”), as the Related Financial Institution for Liberty Street and as the Managing Agent for Liberty Street’s Purchaser Group;
(vi)WINDMILL FUNDING CORPORATION (“Windmill”), as an exiting Conduit;
(vii)THE ROYAL BANK OF SCOTLAND PLC (“RBS”), as the exiting Related Financial Institution for Windmill and as the exiting Managing Agent for Windmill’s Purchaser Group;
(viii)ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as an exiting Conduit;
(ix)CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH (“Credit Agricole”), as the exiting Related Financial Institution for Atlantic and as the exiting Managing Agent for Atlantic’s Purchaser Group;
(x)MARKET STREET FUNDING LLC (“Market Street”), as a new Conduit;
(xi)PNC BANK, NATIONAL ASSOCIATION (“PNC”), as the new Related Financial Institution for Market Street and as the new Managing Agent for Market Street’s Purchaser Group;
(xii)VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit; and
(xiii)THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMUNY”), as the Related Financial Institution for Victory, as Managing Agent for Victory’s Purchaser Group and as the Agent.

PRELIMINARY STATEMENTS
WHEREAS, the parties hereto (other than PNC and Market Street) are parties to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);
WHEREAS, as of the date hereof, there is no accrued and unpaid Yield due to Windmill, RBS, Atlantic or Credit Agricole, and there is no Capital outstanding;
WHEREAS, each of Market Street, as a Conduit, and PNC, as the Related Financial Institution for Market Street and as the Managing Agent for Market Street’s Purchaser Group, desires to become a party to the Receivables Purchase Agreement;
WHEREAS, the parties hereto desire to adjust the Purchasers’ respective Conduit Purchase Limits and Commitments as set forth herein; and
WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and adequacy of which the parties hereto hereby acknowledge, the parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Purchase Agreement.
Section 2.    Joinder of Market Street and PNC to the Receivables Purchase Agreement.
(a)    Market Street as a Conduit. From and after the date hereof, Market Street shall be a Conduit party to the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents as if Market Street were an original party to the Receivables Purchase Agreement, and Market Street assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Conduits and contained in the Receivables Purchase Agreement and the other Transaction Documents. Market Street confirms that (i) it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Receivables Purchase Agreement and (ii) it will, independently and without reliance upon the Agent, any other Conduit, any Managing Agent, any Financial Institution or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the other Transaction Documents.
(b)    PNC as a Financial Institution. From and after the date hereof, PNC shall be the Related Financial Institution for Market Street party to the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents as if PNC were an original party to the Receivables Purchase Agreement, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Financial Institutions contained in the Receivables Purchase Agreement and the other Transaction Documents. PNC confirms that (i) it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Receivables Purchase Agreement and (ii) it will, independently and without reliance upon the Agent, any Conduit, any Managing Agent, any other Financial Institution or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the other Transaction Documents.
(c)    Appointment of PNC as Managing Agent of Market Street’s Purchaser Group. Pursuant to and in accordance with Section 13.1 of the Receivables Purchase Agreement, each of Market Street and PNC hereby designates PNC as, and PNC hereby agrees to perform the duties and obligations of, the Managing Agent for Market Street’s Purchaser Group. From and after the date hereof, PNC shall be a Managing Agent party to the Receivables Purchase Agreement, for all purposes of the Receivables Purchase Agreement and the other Transaction Documents as if PNC were an original party to the Receivables Purchase Agreement, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Managing Agents contained in the Receivables Purchase Agreement and the other Transaction Documents.
(d)    Commitments and Conduit Purchase Limits of Market Street’s Purchaser Group. Effective as of the date hereof, PNC’ Commitment, as Related Financial Institution for Market Street, shall be $150,000,000, and Market Street’s Conduit Purchase Limit shall be $150,000,000.
(e)    Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of Market Street and PNC as parties to the Receivables Purchase Agreement and waives any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transactions Documents (other than as set forth herein).
Section 3.    Removal of Windmill’s Purchaser Group.
(a)    Removal. For all purposes of the Receivables Purchase Agreement and the other Transaction Documents, effective on the date hereof, each of Windmill and RBS shall cease to be a Conduit, a Financial Institution or a Managing Agent (as applicable) party to the Receivables Purchase Agreement or the Fee Letter and shall no longer have any obligations or rights under the Receivables Purchase Agreement or any other Transaction Document (other than such obligations and rights which by their express terms survive termination thereof).
(b)    Consent to Removal. Each of the parties hereto consents to the foregoing removal of Windmill and RBS as parties to the Receivables Purchase Agreement and the Fee Letter and waives any otherwise applicable conditions precedent thereto, including any notice requirements, under the Receivables Purchase Agreement and the other Transactions Documents (other than as set forth herein).
Section 4.    Removal of Atlantic’s Purchaser Group.
(a)    Removal. For all purposes of the Receivables Purchase Agreement and the other Transaction Documents, effective on the date hereof, each of Atlantic and Credit Agricole shall cease to be a Conduit, a Financial Institution or a Managing Agent (as applicable) party to the Receivables Purchase Agreement or the Fee Letter and shall no longer have any obligations or rights under the Receivables Purchase Agreement or any other Transaction Document (other than such obligations and rights which by their express terms survive termination thereof).
(b)     Consent to Removal. Each of the parties hereto consents to the foregoing removal of Atlantic and Credit Agricole as parties to the Receivables Purchase Agreement and the Fee Letter and waives any otherwise applicable conditions precedent thereto, including any notice requirements, under the Receivables Purchase Agreement and the other Transactions Documents (other than as set forth herein).
Section 5.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:
(a)    The Receivables Purchase Agreement is amended by replacing the phrase “governmental authority” with the capitalized term “Governmental Authority”.
(b)    Section 2.1 of the Receivables Purchase Agreement is amended by deleting the parenthetical “(which fees collectively shall be sufficient to pay all fees owing to the Financial Institutions)” where it appears therein.
(c)    Article III of the Receivables Purchase Agreement is renamed “Conduit Funding”.
(d)    Section 3.1 of the Receivables Purchase Agreement is amended by deleting the final sentence thereof.
(e)    Sections 3.2 and 3.3 of the Receivables Purchase Agreement are amended by replacing the phrase “Conduit Costs” where it appears therein and substituting the phrase “CP Costs” therefor.
(f)    Section 5.1(k) of the Receivables Purchase Agreement is amended and restated as follows:
(k)    Not an Investment Company. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
(g)    Section 5.1 of the Receivables Purchase Agreement is amended by adding the following as a new clause (p) immediately following clause (o):

(p)    OFAC. Such Seller Party is not a Sanctioned Person. To such Seller Party’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Receivable owing by such Obligor. Such Seller Party and its Affiliates:   (i) have less than 10% of their assets in Sanctioned Countries; and (ii) derive less than 10% of their operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. Neither such Seller Party nor any of its Subsidiaries engages in activities related to Sanctioned Countries except for such activities as are (A) specifically or generally licensed by OFAC, or (B) otherwise in compliance with OFAC’s sanctions regulations.
(h)    Section 6.2(i) of the Receivables Purchase Agreement is amended by adding the phrase “in all material respects” immediately after the phrase “are true and correct” where it appears therein.
(i)    Section 7.1(d) of the Receivables Purchase Agreement is amended by replacing the amount “$30,000” where it appears therein and substituting the amount “$35,000”.
(j)    Section 7.1(i)(xvii) of the Receivables Purchase Agreement is amended and restated as follows:
(xvii)    take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by counsel for Seller, in connection with the closing the Original Agreement or any amendment thereto and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
(k)    Section 7.1(k) of the Receivables Purchase Agreement is amended and restated as follows:
(k)    Taxes. Such Seller Party will file all Tax returns and reports required by law to be filed by it and will promptly pay all Taxes and governmental charges at any time owing and required by law to be paid by it including with respect to the Receivables, except any such Taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.
(l)    Section 9.1(c)(iii) of the Receivables Purchase Agreement is amended by replacing the amount “$50,000,000” where it appears therein and substituting the amount “$100,000,000”.
(m)    Section 10.1(A) of the Receivables Purchase Agreement is amended by deleting the word “taxes” where it appears therein.

(n)    Section 10.1(B)(iii) of the Receivables Purchase Agreement is amended and restated as follows:
(iii)    Excluded Taxes and Taxes;
(o)    Section 10.2(a) of the Receivables Purchase Agreement is amended by adding the phrase “or any Specified Regulation” immediately following the phrase “after the date hereof” where it appears therein.
(p)    Section 10.2(a)(i) of the Receivables Purchase Agreement is amended by (i) replacing the phrase “a Funding Source to any tax, duty or other change” where it appears therein and substituting the phrase “an Affected Party to any Taxes (other than (i) Taxes indemnified under Section 10.4, (ii) Taxes attributable to such Affected Party’s failure to comply with Section 10.4(d), and (iii) Excluded Taxes)” and (ii) replacing the phrase “Funding Source” where it appears therein and substituting the phrase “Affected Party”.
(q)    Sections 10.2(a)(ii)-(v) of the Receivables Purchase Agreement are amended by replacing the phrase “Funding Source” where it appears therein and substituting the phrase “Affected Party”.
(r)    Sections 10.2(a)(A)-(C) of the Receivables Purchase Agreement are amended by replacing the phrase “Funding Source” where it appears therein and substituting the phrase “Affected Party”.
(s)    Section 10.2(a)(A)(2) of the Receivables Purchase Agreement is amended by adding the word “a” immediately before the phrase “Financial Institution” where it appears therein.
(t)    The final paragraph of Section 10.2(a) of the Receivables Purchase Agreement by (i) by replacing the phrase “Funding Source” where it appears therein and substituting the phrase “Affected Party”, (ii) by replacing the phrase “Affected Party or Indemnified Party” where it appears therein and substituting the phrase “Affected Party” therefor.
(u)    Section 10.2(b) of the Receivables Purchase Agreement is amended and restated as follows:
(b)    In determining any amount provided for or referred to in this Section 10.2, no Managing Agent may claim or receive, on behalf of the Affected Parties in, or related to, its Purchaser Group, reimbursement or compensation for amounts under this Section 10.2 that would result in (i) the total compensation (inclusive of Yield and fees and after giving effect to the payment of such amounts under this Section 10.2 and imposition of the related additional or increased costs or reduction in the rate of return on Capital) received, in the aggregate, by all such Affected Parties, exceeding (ii) the total compensation (inclusive of Yield and fees) that would have been payable to all such Affected Parties immediately prior to such Regulatory Change or

Specified Regulation, as the case may be. Subject to the nine-month limitation set forth in the last sentence of Section 10.2(a), amounts payable by Seller under this Section 10.2(b) may be demanded at any time without regard to the timing of issuance of any financial statement by any Affected Party.
(v)    Section 10 of the Receivables Purchase Agreement is amended by adding the following as a new Section 10.4 immediately following Section 10.3:
Section 10.4 Taxes.
(a)    All payments by or on account of the Seller or the Servicer hereunder or under any Transaction Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable Law. If any Law shall require the deduction or withholding of any Taxes from or in respect of any sum payable hereunder or under any Transaction Document, (i) except to the extent such Taxes are attributable to the applicable Affected Party’s failure to comply with Section 10.4(d), the sum payable by the Seller or the Servicer, as the case may be, shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.4) the applicable Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer, as the case may be, shall make such deductions, (iii) the Seller or the Servicer, as the case may be, shall pay the full amount deducted to the relevant authority in accordance with applicable Law and (iv) the Seller or the Servicer, as the case may be, shall furnish to the Agent the original or a certified copy of a receipt or other documentation reasonably acceptable to the Agent evidencing payment thereof within thirty (30) days after such payment is made.
(b)    In addition, the Seller hereby agrees to pay any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes and any other excise or property Taxes, charges or similar levies which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt under, or otherwise with respect to, this Agreement or any Transaction Document (“Other Taxes”).
(c)    The Seller hereby agrees to indemnify each Affected Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 10.4) withheld or deducted on payments to, or paid by, such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Notwithstanding the preceding sentence, Seller shall not be obligated to indemnify any Affected Party for any Taxes or any liability arising therefrom or with respect thereto to the extent such Taxes or liabilities are attributable to such Affected Party’s failure to comply with Section 10.4(d). Payments due under this indemnification shall be made within 30 days of the date the applicable Affected Party makes demand therefor pursuant to clause (f) of this Section 10.4.
(d)    Any Affected Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement or any Transaction Document pursuant to the Law of any relevant jurisdiction shall deliver to each of Seller, the Servicer and the Agent, at the time or times prescribed by applicable Law, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.4(d)(i), (ii) and (iii)) shall not be required if in the Affected Party’s reasonable judgment such completion, execution or submission would subject such Affected Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Party. Without limiting the generality of the foregoing:
(i)    Each Affected Party this is a “United States person” as defined in Section 7701(a)(30) of the Code (each a “U.S. Affected Party”), on or prior to November 6, 2012 (or, in the case of any such U.S. Affected Party that is not a party hereto on such date, on or prior to the date on which such U.S. Affected Party first becomes entitled to any payment under this Agreement or any Transaction Document), shall deliver to each of Seller, the Servicer and the Agent, a duly completed and executed copy of U.S. Internal Revenue Service Form W-9 certifying that such U.S. Affected Party is exempt from U.S. federal backup withholding Tax.
(ii)    Each Affected Party that is not a “United States person” as defined in Section 7701(a)(30) of the Code (each a “Non-U.S. Affected Party), on or prior to November 6, 2012 (or, in the case of any such Non-U.S. Affected Party that is not a party hereto on such date, on or prior to the date on which such Non-U.S. Affected Party first becomes entitled to any payment under this Agreement or any Transaction Document), shall deliver to Seller, the Servicer and the Agent (A) a duly completed and executed copy of U.S. Internal Revenue Service Form W-8BEN certifying that such Affected Party is entitled to receive payments under this Agreement from the Seller, the Servicer and the Agent without deduction or withholding of any U.S. federal withholding Taxes; (B) a duly completed and executed copy of U.S. Internal Revenue Service Form W-8ECI certifying that such Affected Party is entitled to receive payments under this Agreement from the Seller, the Servicer and the Agent without deduction or withholding of any U.S. federal withholding Taxes; or (C) if such Non-U.S. Affected Party is not the beneficial owner, a duly completed and executed copy of U.S. Internal Revenue Service Form W-8IMY, accompanied by duly completed and executed copies of U.S. Internal Revenue Service Forms W-8ECI, W-8BEN, W-9 and/or other certification documents from the beneficial owners, as applicable. Each Non-U.S. Affected Party, on or prior to November 6, 2012 (or, in the case of any such Non-U.S. Affected Party that is not a party hereto on such date, on or prior to the date on which such Non-U.S. Affected Party first becomes entitled to any payment under this Agreement or any Transaction Document), shall deliver to Seller, the Servicer and the Agent a duly completed and executed copy of any other form or documentation prescribed by applicable Law as a basis for claiming exemption from U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable Law to permit Seller, the Servicer and the Agent to determine the withholding or deduction required to be made.
(iii)    If a payment made to an Affected Party under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Party shall deliver to the Seller and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Seller or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller or the Agent as may be necessary for the Seller and the Agent to comply with their obligations under FATCA and to determine that such Affected Party has complied with such Affected Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Affected Party shall promptly deliver to each of Seller, the Servicer and the Agent updates, renewals or additional copies, duly completed and executed, of any form or other documentation (or any successor thereto) contemplated by this Section 10.4(d) (A) from time to time as reasonably requested by Seller, the Servicer or the Agent, and (B) on or before the date that such form or other documentation expires or becomes obsolete or inaccurate.
(e)    Without limiting Section 11.6, each Financial Institution and Managing Agent shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Financial Institution (or to any member of its Purchaser Group or any related Affected Party) (but only to the extent that neither the Seller nor the Servicer has already indemnified the Agent for such Taxes pursuant to this Section 10.4 and without limiting the obligation of the Seller or the Servicer to do so), and (ii) any Excluded Taxes attributable to such Financial Institution or Managing Agent (or to any member of its Purchaser Group or any related Affected Party), in each case, that are payable or paid by the Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Financial Institution or Managing Agent by the Agent shall be conclusive absent manifest error. Each Purchaser and Managing Agent hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Purchaser or Managing Agent under any Transaction Document or otherwise payable by the Agent to such Purchaser or Managing Agent from any other source against any amount due to the Agent under this clause (e).
(f)    Each Managing Agent shall deliver a written statement to Seller, the Servicer and the Agent as to the amount due, if any, to the Purchasers in its Purchaser Group and any related Affected Parties under this Section 10.4. Such written statement shall set forth in reasonable detail the calculations upon which such Managing Agent determined such amount and shall be final, conclusive and binding on Seller, the Servicer and the Agent in the absence of manifest error. Unless otherwise provided herein, the amount specified in such written statement shall be payable on demand after receipt by the Seller of such written statement.
(g)    If any party determines, in its sole discretion (exercised in good faith), that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.4 (including by the payment of additional amounts pursuant to this Section 10.4), it shall pay to such indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such indemnifying party under this Section 10.4 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the indemnifying party, upon the request of the indemnified party, agrees to repay the amount paid over to it pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such indemnified party in the event such indemnified party is required to repay such refund to such Governmental Authority. This clause (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any other party or Person. Notwithstanding anything herein to the contrary, in no event will any indemnified party be required to pay any amount pursuant to this clause

(g) the payment of which would place such indemnified party in a less favorable net after-Tax position than the indemnified party would have been if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(h)    Each party’s obligations under this Section 10.4 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, an Affected Party, subject to the provisions of Section 11.8 and Section 12.1, respectively, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
(w)    Clause (ii) of the second parenthetical in Section 12.1(a) of the Receivables Purchase Agreement is amended by replacing the phrase “Conduit’s Conduit Costs or on such commercial paper conduit’s cost of funds, respectively” where it appears therein and substituting the phrase “assignee’s CP Rate” therefor.
(x)    Sections 12.1(b)-(c) of the Receivables Purchase Agreement is amended and restated as follows:
(b)    Any Financial Institution may at any time and from time to time, upon notice to the Agent and Seller, assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VI hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s, and (ii) be approved by Seller (such approval not to be unreasonably withheld or delayed); provided, however, that no such approval of the Seller shall be required (A) in the event that Seller does not approve of the proposed Purchasing Financial Institution and Seller, the Agent, such Conduit and the selling Financial Institution fail to agree on an alternative funding entity within 15 days after the selling Financial Institution gives notice pursuant to this Section 12.1(b) of the proposed assignment or (B) if an Amortization Event or a Potential Amortization Event shall have occurred and is continuing. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder (including, without limitation, the applicable obligations of a Related Financial Institution) to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers, the Managing Agents or the Agent shall be required.
(c)    In the event that any Financial Institution shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an “Affected Financial Institution”), such Affected Financial Institution and its Related Conduit shall be obligated, upon ten (10) Business Days prior written request of the Seller, to sell and assign all of their respective rights and obligations under the Transaction Documents (including their Capital) (i) to any other Financial Institution selected by the Seller that is (x) a party to this Agreement, (y) not an Affected Financial Institution and (z) willing, in such Financial Institution’s sole discretion, to purchase and assume such rights and obligations (it being understood and agreed that no Financial Institution shall have any obligation to purchase or assume any such rights or obligations of any other Financial Institution or Conduit), or (ii) if no other Financial Institution then meets the criteria specified in clause (i) above or no Financial Institution agrees to purchase the Affected Financial Institution’s rights and obligations under the Transaction Documents, to any other commercial bank selected by the Seller and acceptable to the Agent (such acceptance not to be unreasonably withheld) with short-term debt ratings of A-1 or better by S&P and P-1 by Moody’s, which commercial bank is willing to purchase and assume such rights and obligations; provided that the Affected Financial Institution, its Related Conduit, their Managing Agent and any other related Affected Parties receive payment in full, pursuant to an Assignment Agreement, of all amounts then owing to them under the Transaction Documents (including, without limitation, all their outstanding Capital, accrued Yield, any fees accrued under the Fee Letter); and provided, further, that any such sale and assignment shall be made pursuant to an Assignment Agreement in form and substance reasonably satisfactory to the Agent and the Seller; and provided, further, that if the Affected Financial Institution or any Affiliate thereof is the Agent, another Person shall have been appointed as a successor Agent in accordance with Section 11.8.
(y)    Section 12.1 of the Agreement is amended by adding the following as a new clause (e) immediately following clause (d):
(e)    The Agent, acting solely for this purpose as an agent of Seller, shall maintain at one of its offices in New York a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Purchasers, and the Commitments of, and amount of Capital owing to, each Purchaser pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Seller, the Servicer, the Agent and each Affected Party shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Seller, the Servicer and any Affected Party at any reasonable time and from time to time upon reasonable prior notice.
(z)    Section 12.2 of the Receivables Purchase Agreement is amended by adding the following text immediately following the last sentence therein:
Each Financial Institution that sells a participating interest shall, acting solely for this purpose as an agent of Seller, maintain a register on which it enters the name and address of each Participant and the amount of each Participant’s participating interest in the Purchaser Interests or other obligations under this Agreement (the “Participant Register”); provided that no Financial Institution shall have any obligation to disclose all or any portion of the Participant Register to Seller, the Servicer, the Agent or any other Person (including the identity of any Participant or any information relating to a Participant’s participating interest in the Purchaser Interests or other obligations) except to the extent such disclosure is necessary to establish that such Purchaser Interests or other obligations are in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Financial Institution shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining the Participant Register.
(aa)    Section 13.1 of the Receivables Purchase Agreement is amended by deleting the last sentence thereof.
(bb)    The last sentence of Section 14.5(b) of the Receivables Purchase Agreement is amended and restated as follows:
In addition, the Purchasers, any Funding Source, the Managing Agents and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), and, without limiting the generality of the foregoing, may disclose any such nonpublic information to any nationally recognized statistical rating organization as contemplated by Section 17g-5 of the Securities Exchange Act of 1934, as amended.
(cc)    Section 14.17 of the Receivables Purchase Agreement is amended by adding the phrase “Patriot Act.” immediately prior to the first sentence thereof.
(dd)    The following new defined terms and definitions thereof are added to Exhibit I to the Receivables Purchase Agreement in the appropriate alphabetical order:

“Affected Party” means each Purchaser, each Managing Agent, the Agent and each Funding Source.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“CP Rate” means, for any period with respect to the Purchaser Interests (or portion thereof) of any Conduit then being funded by the issuance of Commercial Paper, the per annum rate equivalent to the weighted average cost (as determined such Conduit or its Managing Agent and which shall include commissions and fees of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit, other borrowings by such Conduit (other than under any Liquidity Agreement) and any other costs and expenses associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that is allocated, in whole or in part, by such Conduit or its Managing Agent to fund or maintain such Purchaser Interests (and which may be also allocated in part to the funding of other assets of such Conduit (determined in the case of Commercial Paper issued on a discount by converting the discount to an interest equivalent rate per annum).
“Excluded Taxes” means, in the case of each Affected Party, (i) taxes imposed on its overall net income and franchise taxes (and any interest, fees or penalties for late payment thereof) imposed on it by (a) the jurisdiction under the Laws of which such Affected Party is incorporated or organized or (b) the jurisdiction in which such Affected Party’s principal executive office or such Affected Party’s applicable Funding Office is located; and (ii) any Taxes imposed under FATCA (or any amended or successor version of FATCA if such amended or successor version provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Funding Office” means, with respect to any Affected Party, the office, branch, subsidiary or Affiliate of such Affected Party in which it elects to book its interest in the Purchased Interest or its other interests hereunder.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders or administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.
“Non-U.S. Affected Party” has the meaning set forth in Section 10.4(d)(ii).
“OFAC”  means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Other Taxes” has the meaning set forth in Section 10.4(b).
“PNC” means PNC Bank, National Association.
“PNC Conduit” means Market Street Funding LLC.
“Sanctioned Country”  means a country subject to a sanctions program identified on the list maintained by OFAC and available at: http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person”  means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Specified Regulation” means, without regard to the date enacted, adopted or issued, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, charges, or withholdings, and any and all liabilities with respect to the foregoing (including interest, penalties and additions to taxes), but excluding Excluded Taxes.
“U.S. Affected Party” has the meaning set forth in Section 10.4(d)(i).
(ee)    The following defined terms and definitions thereof set forth Exhibit I to the Receivables Purchase Agreement are deleted therefrom in their entirety:
(i)    “BTMU”;
(ii)    “Conduit Costs”;
(iii)    “Credit Agricole”;
(iv)    “Credit Agricole Conduit”;
(v)    “Federal Funds Effective Rate”;
(vi)    “Pooled Commercial Paper”;
(vii)    “RBS”;
(viii)    “RBS Conduit”; and
(ix)    “Servicing Agreement Amendments”.
(ff)    The definition of “Carrying Cost Reserve” set forth in Exhibit I of the Receivables Purchase Agreement is amended by deleting the phrase “Conduit Costs” where it appears therein and substituting the phrase “CP Costs” therefor.
(gg)    The definition of “Carrying Cost Reserve Percentage” set forth in Exhibit I of the Receivables Purchase Agreement is amended by deleting the number “2.25” where it appears therein and substituting the number “2.00” therefor.
(hh)    The definition of “Commitment Availability” set forth in Exhibit I of the Receivables Purchase Agreement is amended by deleting the phrase “divided by 102%” where it appears therein.
(ii)    The definition of “CP Costs” set forth in Exhibit I of the Receivables Purchase Agreement is amended and restated as follows:
“CP Costs” means for each day with respect to any Purchaser Interest (or any portion thereof) of any Conduit, an amount equal to the product of (i) the applicable CP Rate, times, (ii) the Capital of such Purchaser Interest on such day, times (iii) 1/360; provided, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, Seller agrees that any amounts payable to such Conduit in respect of CP Costs for any period with respect to any Purchaser Interests (or portion thereof) funded by such Conduit by the issuance of Commercial Paper shall include an amount equal to the portion of the face amount of the outstanding Commercial Paper issued to fund or maintain such Purchaser Interests (or portion thereof) that corresponds to the portion of the proceeds of such Commercial Paper that was used to pay the interest component of maturing Commercial Paper issued to fund or maintain such Purchaser Interests (or portion thereof), to the extent that such Conduit had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper (for purposes of the foregoing, the “interest component” of Commercial Paper equals the excess of the face amount thereof over the net proceeds received by such Conduit from the issuance of Commercial Paper, except that if such Commercial Paper is issued on an interest-bearing basis, its “interest component” will equal the amount of interest accruing on such Commercial Paper through maturity).
(jj)    The definition of “Dilution Stress Factor” set forth in Exhibit I of the Receivables Purchase Agreement is amended and restated as follows:
“Dilution Stress Factor” means, at any time, the “Dilution Stress Factor” set forth in the table below corresponding to the Ratings Level in effect at such time and set forth in the table below:

Ratings Level	Dilution Stress Factor
Ratings Level 1	2.00
Ratings Level 2	2.00
Ratings Level 3	2.25
Ratings Level 4	2.25
(kk)    The definition of “Federal Funds Rate” set forth in Exhibit I of the Receivables Purchase Agreement is amended and restated as follows:
“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

(ll)    Clause (i) of the definition of “Fee Letter” set forth in Exhibit I of the Receivables Purchase Agreement is amended by deleting the date “November 9, 2010” where it appears therein and substituting the date “November 6, 2012” therefor.
(mm)    The definition of “Fitch” set forth in Exhibit I of the Receivables Purchase Agreement is amended and restated as follows:
“Fitch” means Fitch, Inc. (d/b/a Fitch Ratings) or any successor thereto that is a nationally recognized statistical rating organization.
(nn)    Clause (A) of the definition of “LIBO Rate” set forth in Exhibit I of the Receivables Purchase Agreement is amended by deleting the phrase “BBAL 10” where it appears therein and substituting the phrase “BBAM2” therefor.
(oo)    The definition of “Liquidity Termination Date” set forth in Exhibit I of the Receivables Purchase Agreement is amended by deleting the date “November 9, 2012” where it appears therein and substituting the date “November 6, 2014” therefor.
(pp)    The definition of “Loss Stress Factor” set forth in Exhibit I of the Receivables Purchase Agreement is amended and restated as follows:
“Loss Stress Factor” means, at any time, the “Loss Stress Factor” set forth in the table below corresponding to the Ratings Level in effect at such time and set forth in the table below:

Ratings Level	Loss Stress Factor
Ratings Level 1	2.00
Ratings Level 2	2.00
Ratings Level 3	2.25
Ratings Level 4	2.25

(qq)    Clause (i) of the definition of “Material Adverse Effect” set forth in Exhibit I of the Receivables Purchase Agreement is amended by adding the phrase “taken as a whole” immediately following the word “Subsidiaries” where it appears therein.
(rr)    The definition of “Moody’s” set forth in Exhibit I of the Receivables Purchase Agreement is amended and restated as follows:
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto that is a nationally recognized statistical rating organization.

(ss)    The definition of “Performance Guaranty” set forth in Exhibit I of the Receivables Purchase Agreement is amended and restated as follows:
“Performance Guaranty” means that certain Fourth Amended and Restated Performance Guaranty, dated as of November 6, 2012, by Performance Guarantor in favor of Seller, as the same may be reaffirmed, amended, restated or otherwise modified from time to time.
(tt)    The definition of “Prime Rate” set forth in Exhibit I of the Receivables Purchase Agreement is amended and restated as follows:
“Prime Rate” means a rate per annum equal to the higher of (x) the prime rate of interest announced from time to time by the Agent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes, and (y) the Federal Funds Rate plus 0.50%.
(uu)    The definition of “S&P” set forth in Exhibit I of the Receivables Purchase Agreement is amended and restated as follows:
“S&P” means Standard & Poor’s Financial Services LLC or any successor thereto that is a nationally recognized statistical rating organization.
(vv)    Each of Exhibit II, Exhibit III, Exhibit X, Exhibit XI, Schedule A Schedule C, and Schedule D to the Receivables Purchase Agreement is replaced in its entirety with new Exhibit II, Exhibit III, Exhibit XI, Schedule A, Schedule C, and Schedule D respectively, attached hereto.

(ww)    For the avoidance of doubt and as shown on Schedule A hereto, the Commitments and Conduit Purchase Limits of the respective Purchasers are set forth in the following tables:

Financial Institution	Commitment
Wells Fargo Bank, N.A.	$200,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch	$400,000,000
PNC Bank, National Association	$150,000,000
The Bank of Nova Scotia	$200,000,000

Conduit	Conduit Purchase Limit
Liberty Street Funding LLC	$200,000,000
Victory Receivables Corporation	$400,000,000
Market Street Funding LLC	$150,000,000

Section 6.    Certain Covenants.    The Agent, Conduits, Managing Agents and Financial Institutions hereby waive compliance with the requirement set forth in Section 7.1(i)(ix) of the Receivables Purchase Agreement that any consolidated financial statements of any Cardinal Entity or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller, solely for the periods between July 1, 2010 and November 9, 2012.
Section 7.    Consent to Performance Guaranty. Each of the parties hereto hereby acknowledges, agrees and consents to the Agent’s entry into the Performance Guaranty (as such term is redefined hereby).
Section 8.    Representations and Warranties. On the date hereof, each Seller Party hereby represents and warrants (as to itself) to the Purchasers, the Managing Agents and the Agent as follows:
(a)    after giving effect to this Amendment, no event or condition has occurred and is continuing which constitutes an Amortization Event or Potential Amortization Event;
(b)    after giving effect to this Amendment, the representations and warranties of such Person set forth in the Receivables Purchase Agreement and each other Transaction Document are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and
(c)    this Amendment constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.
Section 9.    Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof upon receipt by the Agent of each of the following, in each case, in form and substance reasonably satisfactory to the Agent:
(a)    counterparts of this Amendment, duly executed by each of the parties hereto;
(b)    counterparts of the Fee Letter and the Performance Guaranty (as redefined hereby), duly executed by each of the parties thereto;
(c)    a certificate of the secretary or assistant secretary of each of the Seller, Griffin and Cardinal attaching and certifying as to (i) the incumbency, names and signatures of the officers authorized on such Person’s behalf to execute this Amendment and any other documents to be delivered by it hereunder, (ii) a copy of the resolutions of the board of directors (or any other Person or group exercising similar management and control) of such Person, (iii) a copy of such Person’s certificate of formation, articles of incorporation or similar organizational document, and (iv) a copies of such Person’s limited liability company agreement, management agreement, bylaws or similar organizational documents, as applicable;

(d)    a good standing certificate for each of the Seller, Griffin and Cardinal issued on or within thirty (30) days prior to the date hereof by the Secretary of State (or the equivalent thereof) of its state of organization or incorporation and of each jurisdiction where its chief executive office or principal place of business is located; and
(e)    customary opinions of counsel to the Seller, Griffin and Cardinal regarding true sale and substantive consolidation matters with respect to the transactions contemplated by the Receivables Purchase Agreement and the other Transaction Documents.
Section 10.    Miscellaneous.
(a)    Effect of Amendment; Ratification. Except as specifically set forth herein, the Receivables Purchase Agreement (as amended hereby) is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Receivables Purchase Agreement other than as specifically set forth herein.
(b)    Costs, Fees and Expenses. The Seller agrees to reimburse each of the parties hereto (other than Griffin) on demand for all reasonable costs, fees and expenses incurred by such parties (including, without limitation, their reasonable fees and expenses of counsel) incurred in connection with the preparation, execution and delivery of this Amendment.
(c)    Counterparts; Delivery. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
(d)    Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.
(e)    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Receivables Purchase Agreement or any provision hereof or thereof.
(f)    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

(g)    WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.
(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.
CARDINAL HEALTH FUNDING, LLC, as Seller

By: /s/ Kenneth C. Wilder
Name: Kenneth C. Wilder
Title: President

GRIFFIN CAPITAL, LLC, as Servicer

By: /s/ Kenneth C. Wilder
Name: Kenneth C. Wilder
Title: President

S-1    7th Amendment and Joinder

WELLS FARGO BANK, N.A.,
as a Financial Institution and as Managing Agent for WF’s Purchaser group

By: /s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Vice President

S-2    7th Amendment and Joinder

WINDMILL FUNDING CORPORATION, as an exiting Conduit

By: /s/ John L. Fridlington
Name: John L. Fridlington
Title: Vice President

THE ROYAL BANK OF SCOTLAND PLC, as the exiting Related Financial Institution for Windmill and as the exiting Managing Agent for Windmill’s Purchaser Group

By: /s/ Thomas J. Educate
Name: Thomas J. Educate
Title: Managing Director

S-3    7th Amendment and Joinder

ATLANTIC ASSET SECURITIZATION LLC, as an exiting Conduit

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

By: /s/ Kostantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH, as the exiting Related Financial Institution for Atlantic and as the exiting Managing Agent for Atlantic’s Purchaser Group

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

By: /s/ Kostantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

S-4    7th Amendment and Joinder

MARKET STREET FUNDING LLC, as a Conduit

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as Related Financial Institution for Market Street and as Managing Agent for Market Street’s Purchaser Group

By: /s/ Mark Falcione
Name: Mark Falcione
Title: Senior Vice President

S-5    7th Amendment and Joinder

VICTORY RECEIVABLES CORPORATION, as a Conduit

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Related Financial Institution for Victory, as Managing Agent for Victory’s Purchaser Group and as Agent

By: /s/ Van Dusenbury
Name: Van Dusenbury
Title: Managing Director

S-6    7th Amendment and Joinder

LIBERTY STREET FUNDING LLC, as a Conduit

By: /s/ John L. Fridlington
Name: John L. Fridlington
Title: Vice President

THE BANK OF NOVA SCOTIA, as Related Financial Institution for Liberty Street and as Managing Agent for Liberty Street’s Purchaser Group

By: /s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

S-7    7th Amendment and Joinder

EXHIBIT II
FORM OF PURCHASE NOTICE
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent and a Managing Agent
12th Floor
1251 Avenue of the Americas
New York, NY 10020
Attention: John Donoghue and Luna Mills
PNC Bank, National Association, as a Managing Agent
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention: William Falcon
The Bank of Nova Scotia, as a Managing Agent
One Liberty Plaza
New York, New York 10006
Attention: Darren Ward
Wells Fargo Bank, N.A., as a Managing Agent
6 Concourse Pkwy.
Suite 1450
Atlanta, GA 30328
Attention: Tim Brazeau, Floria Whitcomb and Bill Rutkowski
Re: PURCHASE NOTICE
Ladies and Gentlemen:
Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007, as amended, by and among Cardinal Health Funding, LLC, a Nevada limited liability company (the “Seller”), Griffin Capital, LLC, as Servicer, the Financial Institutions, the Conduits, the Managing Agents and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement. The Agent and the Managing Agents are hereby notified of the following Incremental Purchase:

Exh. II-1

Purchase Price:	$
Portion of the Purchase Price Payable by the BNS Conduit’s Purchaser Group:	$
Portion of Purchase Price Payable by the BTMU Conduit’s Purchaser Group:	$
Portion of Purchase Price Payable by the PNC Conduit’s Purchaser Group:	$
Portion of Purchase Price Payable by WF:	$
Date of Purchase:
Requested Discount Rate: [6]	LIBO Rate
Requested Tranche Period: [7]	[______________________________]

Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to]:
[Account Name]
[Account No.]
[Bank Name & Address]
[ABA #]
Reference:
Telephone advice to: [Name] @ tel. no. ( )
Please advise [Name] at telephone no. ( ) _________________ if any Conduit will not be making this purchase.
In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):
(i)    the representations and warranties of the Seller set forth in Section 5.1 and 5.2 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

Exh. II-2

(iii)    the Amortization Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and
(iv)    the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.
Very truly yours,

CARDINAL HEALTH FUNDING, LLC

By:
Name:
Title:

Exh. II-3

EXHIBIT III

LEGAL NAMES; JURISDICTIONS OF ORGANIZATION;
LOCATIONS OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBERS;
STATE ORGANIZATIONAL IDENTIFICATION NUMBERS

Seller

Legal Name:	Cardinal Health Funding, LLC
Jurisdiction of Organization	Nevada
Locations of Records:	7000 Cardinal Place Dublin, Ohio 43017
Federal Employer’s Identification Number:	88-0462827
State Organizational Identification Number:	LLC4939-2000

Servicer

Legal Name:	Griffin Capital, LLC
Jurisdiction of Organization	Nevada
Locations of Records:	7000 Cardinal Place Dublin, Ohio 43017
Federal Employer’s Identification Number:	86-0860268
State Organizational Identification Number:	LLC5421-2002

Exhibit III

EXHIBIT X

[RESERVED]

Ex. X-1

EXHIBIT XI

FORM OF REDUCTION NOTICE

_____________________, 20___
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent and a Managing Agent
12th Floor
1251 Avenue of the Americas
New York, NY 10020
Attention: John Donoghue and Luna Mills
PNC Bank, National Association, as a Managing Agent
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention: William Falcon
The Bank of Nova Scotia, as a Managing Agent
One Liberty Plaza
New York, New York 10006
Attention: Darren Ward
Wells Fargo Bank, N.A., as a Managing Agent
6 Concourse Pkwy.
Suite 1450
Atlanta, GA 30328
Attention: Tim Brazeau, Floria Whitcomb and Bill Rutkowski
Ladies and Gentlemen:
The undersigned, ____________________________, refers to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, Griffin Capital, LLC, as Servicer ( “Servicer”), certain Conduits party thereto, certain Financial Institutions parties thereto, certain Managing Agents party thereto and The Bank of Tokyo-

Ex. XI-1

Mitsubishi UFJ, Ltd., New York Branch, as Agent for such Conduits and Financial Institutions (the Conduits and the Financial Institutions, collectively, the “Purchasers”). Pursuant to Section 1.3 of the Receivables Purchase Agreement, the undersigned hereby irrevocably notifies you that it will repay [all] [a portion] of the Capital outstanding under the Receivables Purchase Agreement and in that connection sets forth below the information relating to such repayment (the “Proposed Reduction”):
The Business Day of the Proposed Reduction is _________________, 20_____.
The total amount of the Proposed Reduction is $_____________________.
The Pro Rata Share of the Proposed Reduction for each Conduit is:
$______________ for Liberty Street Funding LLC;
$______________ for Victory Receivables Corporation; and
$______________ for Market Street Funding LLC.
The Pro Rata Share of the Proposed Reduction for each Financial Institution is: $______________ for BNS, $_______________ for BTMU, $_______________ for WF and $______________ for PNC.
On the date of the Proposed Reduction, the Seller shall pay to each relevant Purchaser(s), an amount equal to (i) such Purchaser’s Pro Rata Share of the outstanding Capital described above, plus (ii) all Broken Funding Costs (if any), plus (iii) all other amounts payable to the Agent or any Purchaser under the Transaction Documents.
Very truly yours,

CARDINAL HEALTH FUNDING, LLC

By:
Name:
Title:

Ex. XI-2

SCHEDULE A

COMMITMENTS, CONDUIT PURCHASE LIMITS, WIRING INSTRUCTIONS,
RELATED FINANCIAL INSTITUTIONS AND MANAGING AGENTS

Financial Institutions, Commitments and Wiring Instructions
for Financial Institutions

Financial Institution	Commitment	Wiring Instructions for Payments to Financial Institutions (Wiring instructions for payments to Conduits are on the following page)
Wells Fargo Bank, N.A.	$200,000,000	Wells Fargo Bank, N.A. ABA # 121-000-248 A/C # 37235547964500543 Ref: CHU01-Cardinal Health
The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, with respect to Victory Receivables Corporation	$400,000,000	The Bank of Tokyo-Mitsubishi UFJ, Ltd. ABA # 026-009-632 AC# 310-051-428 Account Name: VRC Reference: Cardinal Health
PNC Bank, National Association, with respect to Market Street Funding LLC	$150,000,000	PNC Bank, NA Routing # 043000096 A/C # 1002422076 A/C Name: Market Street Funding LLC Ref: Cardinal Health
The Bank of Nova Scotia, with respect to Liberty Street Funding LLC	$200,000,000	The Bank of Nova Scotia - New York Agency ABA#: 026 – 002532 Account: Liberty Street Funding LLC Acct#: 2158-13

Schedule A-1

Conduit Purchase Limits, Wiring Instructions for Conduits and
Related Financial Institutions of Conduits

Conduit	Conduit Purchase Limit	Wiring Instructions for Conduits	Related Financial Institution
Liberty Street Funding LLC	$200,000,000	The Bank of Nova Scotia - New York Agency ABA#: 026 - 002532 Account: Liberty Street Funding LLC Acct#: 2158-13	The Bank of Nova Scotia
Victory Receivables Corporation	$400,000,000	The Bank of Tokyo-Mitsubishi UFJ, Ltd. ABA # 026-009-632 AC# 310-051-428 Account Name: VRC Reference: Cardinal Health	The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch
Market Street Funding LLC	$150,000,000	PNC Bank, NA Routing # 043000096 A/C # 1002422076 A/C Name: Market Street Funding LLC Ref: Cardinal Health	PNC Bank, National Association

Schedule A-2

Managing Agents

Purchasers	Managing Agent
Liberty Street Funding LLC, as Conduit The Bank of Nova Scotia., as Financial Institution	The Bank of Nova Scotia
Victory Receivables Corporation, as Conduit The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, as Financial Institution	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
Market Street Funding LLC PNC Bank, National Association	PNC Bank, National Association
Wells Fargo Bank, N.A., as a Financial Institution	Wells Fargo Bank, N.A.

Schedule A-3

Purchaser Groups

Liberty Street Funding LLC, as Conduit The Bank of Nova Scotia, as Financial Institution and as Managing Agent
Victory Receivables Corporation, as Conduit

The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, as Financial Institution

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Managing Agent

Market Street Funding LLC, as Conduit PNC Bank, National Association, as Financial Institution and as Managing Agent
Wells Fargo Bank, N.A., as Financial Institution and as Managing Agent

Schedule A-4

Agent and Wiring Instructions for the Agent

Agent	Wiring Instructions for Agent
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	The Bank of Tokyo-Mitsubishi UFJ, Ltd. ABA # 026-009-632 AC# 310-051-428 Account Name: VRC Reference: Cardinal Health

Schedule A-5

SCHEDULE C

NOTICE ADDRESSES

Seller:	Cardinal Health Funding, LLC 7000 Cardinal Place
Dublin, Ohio 43017

Attention: Kenneth C. Wilder

with a copy to:
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Senior Counsel – Corporate & Securities or, for purposes of Sections 3.3 and 4.2 only, Treasury (Fax No. 614/652-8639)

Servicer:	Griffin Capital, LLC 7000 Cardinal Place
Dublin, Ohio 43017

Attention: Kenneth C. Wilder

with a copy to:
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Senior Counsel – Corporate & Securities

BNS:	The Bank of Nova Scotia
One Liberty Plaza
New York, New York 10006
Attn: Darren Ward
Fax: 212-225-5274

BNS Conduit:	Liberty Street Funding LLC
c/o Global Securitization Services, LLC
114 West 47th Street Suite 2310
New York, New York 10036
Attn: Jill A. Russo
Fax: (212) 302-8767

Sch. C-1

(with a copy to BNS)

BTMUNY:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020
Attn: Nicolas Mounier
Fax: (212) 782-6998

BTMU Conduit:	Victory Receivables Corporation
c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, NY 10020
Attn: Aditya Reddy
Fax: (212) 782-6448

(with a copy to BTMUNY)

PNC	PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention: William Falcon
Fax: 412-762-9184

PNC Conduit:	Market Street Funding LLC
c/o AMACAR Group, LLC
6525 Morrison Blvd. Ste. 318
Charlotte, NC 28211
Attention: Cynthia Reames
Fax: 704-365-1362

(with a copy to PNC)

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
6 Concourse Pkwy.
Suite 1450
Atlanta, GA 30328
Attention: Tim Brazeau, Floria Whitcomb and Bill Rutkowski
Fax: 404-732-0851

Sch. C-2

SCHEDULE D

CONCENTRATION LIMIT
“Concentration Limit” means, at any time, for any Obligor, three percent (3%) of the aggregate Outstanding Balance of all Receivables that are Eligible Receivables, or such other amount (a “Special Concentration Limit”) for such Obligor designated by the Agent; provided, that, and to the extent applicable, the Rating Agencies then rating the Commercial Paper notes of the applicable Conduit shall have confirmed that the ratings of the Commercial Paper notes of such Conduit will not be downgraded or withdrawn as a result of any designation by the Agent of any new Obligor subject to a Special Concentration Limit or any increase by the Agent of an existing Special Concentration Limit percentage; and provided, further, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that the Agent or any Managing Agent may, upon not less than three Business Days’ notice to Seller, cancel any Special Concentration Limit; and provided, further, that (i) the Special Concentration Limit for the Obligor Walgreen Co. shall be automatically cancelled if, at any time, the senior unsecured short-term debt ratings of Walgreen Co. fall below A-2 (or is withdrawn), as determined by S&P, and fall below P-2 (or is withdrawn), as determined by Moody’s, and (ii) the Special Concentration Limit for the Obligor CVS Caremark Corporation shall be automatically cancelled if, at any time, the senior unsecured short-term debt ratings of CVS Caremark Corporation fall below A-2 (or is withdrawn), as determined by S&P, and fall below P-2 (or is withdrawn), as determined by Moody’s. The following Special Concentration Limits have been established by the Agent for the following Obligors:

Obligor	Special Concentration Limit (% of the aggregate Outstanding Balance of Eligible Receivables)
CVS Caremark Corporation	21.00%
Walgreen Co.	21.00%

Sch. D-1